[Boston Acoustics logo here]


FOR IMMEDIATE RELEASE



Contact:  Boston Acoustics, Inc.                              Moses Gabbay
978-538-5000                                                  Moses@bostona.com
                                                              -----------------

               Boston Acoustics Announces Resignation of President
--------------------------------------------------------------------------------
Peabody, Massachusetts, April 1, 2003 -- Boston Acoustics, Inc. (NASDAQ-BOSA) today announced that Allan J. Evelyn, the Company's President and Director, has resigned effective April 18, 2003 for personal reasons and to pursue other interests after his departure.

Pending appointment of a replacement for Mr. Evelyn, his responsibilities will be handled by Company CEO Moses Gabbay and other members of Boston Acoustics' senior management team.

About Boston Acoustics
----------------------
Boston Acoustics, Inc. (NASDAQ: BOSA) is a premier manufacturer of high-performance audio solutions for home entertainment, automobiles, and personal computers. Founded in 1979, Boston Acoustics is located in Peabody, Mass. For more information on Boston Acoustics, visit the company's Web site at www.bostonacoustics.com.






                                     # # # #